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                                                                     Exhibit 5.1
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                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811


                               December 24, 1997

Objective Systems Integrators, Inc.
100 Blue Ravine Road
Folsom, California 95630

     RE:  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 24, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 additional shares of your Common Stock reserved for issuance under the 1994 Stock Option Plan and of 800,000 additional shares of your Common Stock reserved for issuance under the 1995 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plans are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              /s/ Wilson Sonsini Goodrich & Rosati

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation